Exhibit 10.3

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF PROPERTY

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF PROPERTY (this “Amendment”) is made as of March 14, 2024, by and between PLUMAS BANK, a California corporation (the “Seller”), and MOUNTAINSEED REAL ESTATE SERVICES, LLC, a Georgia limited liability company (“Buyer”).

WITNESSETH:

WHEREAS, Buyer and Seller previously entered that certain Agreement for Purchase and Sale of Property dated January 19, 2024, with respect to certain real properties more particularly described therein (the “Agreement”); and

WHEREAS, Buyer and Seller desire to amend the Agreement in certain respects as more fully set forth in this Amendment;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Buyer to Seller and by Seller to Buyer upon the execution of this Amendment, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.            Definitions. Any capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Agreement.

2.            Closing Date. The Closing Date is hereby extended to September 16, 2024. All references in the Agreement to the Closing Date shall mean such date as extended pursuant to this Amendment. In the event that the Closing does not occur on the Closing Date for any reason other than a default of Seller under the Agreement, then Buyer shall provide to Seller, without any right of reliance or representation or warranty as to the truth, accuracy, or completeness of the contents thereof, copies of the following due diligence reports with respect to the Property to the extent obtained by Buyer in connection with Buyer’s due diligence of the Property: Survey, zoning report, property condition report, any Phase I environmental assessment and any Phase II environmental assessment (if conducted by Buyer pursuant to the terms of the Agreement), any seismic reports or studies, and a copy of the Title Commitment.

3.            Seller’s Termination Option. Seller shall have the option to terminate this Agreement on or prior to the Closing Date by providing written notice to Buyer which notice shall include a certification from Seller’s accountant confirming that Seller will no longer qualify for gain recognition on the sale of the Property in connection with the consummation of the Closing (“Seller’s Termination Option”). Notwithstanding anything in the Agreement to the contrary, if Seller exercises the Seller’s Termination Option, Seller shall not be responsible for any costs under Section 10.3(e) of the Agreement, and instead Buyer shall be responsible for such costs incurred under Section 10.3(e) of the Agreement.

4.            Confirmation. Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed hereby. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

5.            Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Amendment by signing any such counterpart.

6.            Transmission. This Amendment may be transmitted between the parties by facsimile machine or other electronic transmission (including a .pdf by e-mail). The parties intend that faxed or electronic signatures constitute original signatures and that a facsimile or electronically transmitted Amendment containing signatures (original or electronic) of all of the parties is binding on the parties having signed such facsimile or electronically transmitted Amendment.

7.            Successors and Assigns. This Amendment shall inure to the benefit and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLER:

PLUMAS BANK,

a California corporation

By: /s/ Richard Belstock

Name: Richard Belstock

Title: Chief Financial Officer

BUYER:

MOUNTAINSEED REAL ESTATE SERVICES, LLC, a Georgia limited liability company

By: /s/ Nathan Brown

Name: Nathan Brown

Title: President